EXHIBIT 99.1

BOSTON RED SOX COMMUNITY WEBSITE DELIVERED BY BACK BAY TECHNOLOGIES

Zanett IT Commonwealth(tm) Company Named Official Technology Partner of The Remy Report

NEW YORK-- (BUSINESS WIRE) - April 14, 2005 - Back Bay Technologies, Inc. ("BBT"), a member of the Zanett Inc. ("Zanett") (NASDAQ: ZANE) IT Commonwealth(tm), announced today the completion of the first phase of a substantial redesign of The Remy Report internet website. The vastly improved system was launched on April 11, 2005, in time for Major League Baseball's opening day at Boston's Fenway Park. The new site, http://www.theremyreport.com, is a state-of-the-art fan site providing Jerry Remy's personalized content as well as many entertaining features. Included are player and team information, continuously updated game statistics, bulletin board forums, real-time instant messaging with players and members of the media, as well as the sale of popular and unique merchandise. The Remy Report site is run by Jerry "RemDawg" Remy, former Red Sox second-baseman and color commentator for the Red Sox baseball television broadcasts.

The Remy Report Elated with New Site

Commenting on the newly revised site, Jerry Remy, stated, "After the Sox won the World Series in October, our registered user count skyrocketed to well over 50,000 loyal fans. Our former site was not easy to use, had limited
services, and simply could not handle the expanding volume."   John O'Rourke,
President of Remy Report business operations, added, "The new TheRemyReport.com website gives our fans everything they need in one place - and also comes with a suite of tools that allow our administrators to update content on the fly. I couldn't be happier with our new system and the value Back Bay delivered."

The Remy Report Names Back Bay Official IT Partner

John O'Rourke added, "We performed a lot of due diligence in selecting a vendor to help us, and in Back Bay we found a firm that delivered more than its commitments in a timely manner, and was very creative in the process. We are pleased to name them as our official information technology partner, and we plan to work with them throughout the season to add even more functionality to the site. I am looking forward to a long-term relationship with Back Bay Technologies."

Marc P. Maselli, Chief Executive Officer of Back Bay Technologies, remarked, "We are proud to have been chosen by The Remy Report to help them with this important project. Headquartered outside of Boston, we are first-hand witnesses of the excitement around the Red Sox and Jerry's site, and we are happy to be part of a successful solution."

About Back Bay Technologies, Inc. (www.backbaytechnologies.com)

Back Bay Technologies is a leading provider of technology consulting services to Fortune-class Companies, principally in the Capital Markets and Insurance industries. BBT creates business value for its clients by aligning business process, complex integration, and best-of-breed technologies to create robust, professionally architected solutions on time and within budget. Its service offerings include pragmatic technology strategy and planning, application integration, enterprise architecture, custom application development and web services, and enterprise information portals. BBT, as part of Zanett, Inc.'s (NASDAQ:ZANE) IT Commonwealth, serves clients throughout the Northeast United States from its headquarters in Needham, MA and regional office in New York City.

Contact:
Back Bay Technologies, Inc.
Paul Warren, 781-444-5669 or Paul.Warren@backbaytechnologies.com

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.